Exhibit 23.1

Consent of Independent Registered

Public Accounting Firm

We have issued our reports dated March 6, 2020, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Old Second Bancorp, Inc. on Form 10-K for the year ended December 31, 2019.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Old Second Bancorp, Inc. on Form S-8 (File Nos. 333-38914, 333-137261, 333-137262, 333-151794,  333-197003 and 333-231807) and Form S-3 (File No. 333-219680).

/s/ Plante & Moran, PLLC

Chicago, Illinois

March 6, 2020